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                         SEQUA CORPORATION & SUBSIDIARIES            Exhibit 11.1
                                 CALCULATION OF PRIMARY EARNINGS PER SHARE AND FULLY DILUTED EARNINGS PER SHARE
                         FOR THE YEARS ENDED DECEMBER 31,
                                                  (Thousands of Dollars except per share data)
Primary                                            1993       1992       1991
                                                                                                                                  <C
Earnings
  Earnings (loss) from continuing operations                                                  $(55,458)           $ 17,900
     Preferred stock dividend requirements                                                      (3,163)             (3,168)
  Net earnings (loss) from continuing operations
     applicable to common stock                                                                (58,621)             14,732
  Net loss from discontinued operations                                                           -                (21,700)
  Loss applicable to common stock
     before extraordinary item and before
   cumulative effect of accounting change                                                      (58,621)             (6,968)
  Extraordinary loss                                                                            (8,524)               -
  Cumulative effect on prior years of change
     in accounting for income taxes                                                               -                 (7,337)
  Net loss applicable to common stock                                                         $(67,145)           $(14,305)
Shares
  Common and common equivalent shares                                                            9,655               9,620
Primary earnings (loss) per common share
 Continuing operations                                                                      $  (6.07)           $   1.53           $
 Discontinued operations                              -                                                            (2.26)
 Loss before extraordinary item
     and cumulative effect of accounting change                                                (6.07)               (.73)
 Extraordinary loss                                                                             (.88)       -        -
 Cumulative effect on prior years of change
     in accounting for income taxes                     -                                                           (.76)      -
Net loss                                        $  (6.95)                                                       $  (1.49)          $
Fully Diluted
 Earnings
     Earnings (loss) from continuing operations                                                $(55,458)           $ 17,900
     Net loss from discontinued operations                                                         -                (21,700)
     Loss applicable to common stock
      before extraordinary item and cumulative
      effect of accounting change                                                               (55,458)             (3,800)
     Extraordinary loss                                                                          (8,524)               -
     Cumulative effect on prior years of change
      in accounting for income taxes                                                               -                 (7,337)
     Net loss                                                                                  $(63,982)           $(11,137)
Shares
     Common and common equivalent shares                                                         10,493              10,458
     Fully diluted earnings (loss) per common
      share (a)
     Continuing operations                                                                  $  (5.29)           $   1.71          $
     Discontinued operations                            -                                                          (2.07)
     Loss before extraordinary item
      and cumulative effect of accounting change                                               (5.29)               (.36)
     Extraordinary loss                                                                         (.81)       -         -
     Cumulative effect on prior years of change
      in accounting for income taxes                    -                                                           (.70)      -
     Net loss                                                                               $  (6.10)           $  (1.06)         $
Shares
     Weighted average common shares outstanding                                                  9,655               9,620
     Preferred stock assumed to be converted                                                       838                 838
     Common and common equivalent shares                                                        10,493              10,458

(a) Fully diluted earnings per share calculation is anti-dilutive; therefore, fully diluted earnings per share have not been presented in the Consolidated Statement of Income.
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